Exhibit 10.1

THIRTEENTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This Thirteenth Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made as of this 28th day of March, 2018 by and among SMTC Corporation, a Delaware corporation (“SMTC”), SMTC Manufacturing Corporation of California, a California corporation (“SMTC California”), SMTC Mex Holdings, Inc., a Delaware corporation (“SMTC Mex”), ZF ARRAY TECHNOLOGY, INCORPORATED, a Delaware corporation (“ZF Array”), HTM Holdings, Inc., a Delaware corporation (“HTM” and together with SMTC, SMTC California, SMTC Mex and ZF Array each a “US Borrower” and collectively the “US Borrowers”), SMTC Manufacturing Corporation OF Canada, a corporation organized under the laws of the Province of Ontario (“Canadian Borrower” and together with US Borrowers and each other Person joined to the Credit Agreement as a borrower from time to time, each a “Borrower” and collectively the “Borrowers”), the financial institutions which are now or which hereafter become a party to the Credit Agreement (each a “Lender” and collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

A.                On September 14, 2011, Borrowers, Lenders and Agent entered into, inter alia, a certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, supplemented, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”) to reflect certain financing arrangements between the parties thereto.

B.                 The Borrowers have requested, and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to modify certain definitions, terms and provisions of the Credit Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.                  Definitions.

(a)                Interpretation. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In the case of a direct conflict between the provisions of the Credit Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern and control.

(b)               New Definitions. Section 1.2 of the Credit Agreement is hereby amended by adding the following defined terms in their proper alphabetical order:

“Equipment Loan Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), which obligation is subject to all the terms and conditions of this Agreement and the Other Documents, to make Equipment Loans in an aggregate principal amount not to exceed the Equipment Loan Commitment Amount (if any) of such Lender.

“Equipment Loan Commitment Amount” shall mean, as to any Lender, the equipment loan commitment amount (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the equipment loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Equipment Loan Commitment Percentage” shall mean, as to any Lender, the Equipment Loan Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Equipment Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Equipment Loans” shall have the meaning set forth in Section 2.4(b) hereof.

“Equipment Note” shall mean, collectively, the promissory notes referred to in Section 2.4(b) hereof.

“Maximum Equipment Loan Amount” shall mean $3,000,000.

“Net Invoice Cost” shall mean, with respect to Equipment, the net invoice cost of such Equipment (excluding taxes, shipping, delivery, handling, installation, overhead and other so called “soft” costs).

(c)             Definitions. Section 1.2 of the Credit Agreement is hereby amended by amending and restating the following defined terms:

“Advances” shall mean and include the Revolving Advances, Term Loan, Equipment Loans, and Letters of Credit.

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“Applicable Margin” shall mean, as of the Thirteenth Amendment Date, (a) an amount equal to three-quarters of one percent (0.75%) for Revolving Advances consisting of Domestic Rate Loans, (b) an amount equal to three percent and one half of one percent (3.50%) for Revolving Advances consisting of Eurodollar Rate Loans, (c) an amount equal to one and one quarter of one percent (1.25%) for Advances under the Term Loan consisting of Domestic Rate Loans, (d) an amount equal to four percent (4.00%) for Advances under the Term Loan consisting of Eurodollar Rate Loans, (e) an amount equal to one and three quarters of one percent (1.75%) for Advances of Equipment Loans consisting of Domestic Rate Loans, and (f) an amount equal to four and one half of one percent (4.50%) for Advances of Equipment Loans consisting of Eurodollar Rate Loans.

Thereafter with respect to the Revolving Advances and the Term Loan, commencing with the fiscal quarter ending September 30, 2018, (x) if, as of the end of any two consecutive fiscal quarters, Borrowers maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 on a trailing twelve month basis as of the end of each such quarter and (y) so long as no Event of Default or Default shall have occurred and be continuing, the percentages set forth above shall be adjusted to mean: (a) an amount equal to one-quarter of one percent (0.25%) for Revolving Advances consisting of Domestic Rate Loans, (b) an amount equal to three percent (3.00%) for Revolving Advances consisting of Eurodollar Rate Loans, (c) an amount equal to three-quarters of one percent (0.75%) for Advances under the Term Loan consisting of Domestic Rate Loans, and (d) an amount equal to three and one-half of one percent (3.50%) for Advances under the Term Loan consisting of Eurodollar Rate Loans. Any such adjustment shall be effective on the first business day of the month following receipt of the quarterly financial statements of Borrowers on a consolidated and consolidating basis and accompanying Compliance Certificate required under Section 9.8 for the most recently completed fiscal quarter.

If, as a result of any restatement of, or other adjustment to, the financial statements of Borrowers on a consolidated and consolidating basis or for any other reason, Agent determines that (a) the Fixed Charge Coverage Ratio as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Fixed Charge Coverage Ratio for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher interest rate for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a lower interest rate for such period, then the interest accrued on the applicable outstanding Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Agent and Lenders shall have no obligation to repay interest to the Borrowers; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher interest rate for one or more periods and a lower interest rate for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amounts of interest actually paid for such periods.

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“Debt Payments” shall mean and include (a) all cash actually expended by any Borrower to make interest payments on any Advances hereunder (other than amounts previously treated as Debt Payments under clause (b)), plus (b) accrued but unpaid interest on account of Eurodollar Rate Loans, plus (c) scheduled principal payments in respect of the Term Loan; provided, however, to the extent the Term Loan is reserved in the Formula Amount, any amortization payments shall be excluded from this definition, plus (d) scheduled principal payments in respect of the Equipment Loans plus (e) to the extent not already deducted in the calculation of EBITDA, all cash actually expended by any Borrower to make payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (f) all cash actually expended by any Borrower to make payments on Capitalized Lease Obligations, plus (g) all cash actually expended by any Borrower to make payments with respect to any other Indebtedness for borrowed money (including any Earnout Payments, but excluding repayment of any Revolving Advances).

“Maximum Loan Amount” shall mean, at any time, the amount equal to $43,000,000, less the aggregate amount of all repayments and prepayments of the Term Loan and Equipment Loans at such time.

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“Notes” shall mean, collectively, the Term Note, Equipment Note, and the Revolving Credit Notes; each a “Note”.

“Revolving Advances” shall mean all Advances other than the Term Loan, Equipment Loans, and Letters of Credit.

“Unfunded Capital Expenditures” shall mean Capital Expenditures made through Revolving Advances or the Term Loan or out of Borrowers’ own funds other than through equity contributed subsequent to the Closing Date or purchase money or other financing or lease transactions permitted hereunder

“Undrawn Availability” shall mean, on a particular date, an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the aggregate outstanding amount of Advances (other than the Term Loan and Equipment Loans), plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days beyond their original due date, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

(d)            Procedure for Revolving Advances Borrowing. Section 2.2(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

(a)       Borrowing Agent on behalf of any Borrower may notify Agent prior to 12:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder, and specifying which Borrower, or Borrowing Group, is to incur such Revolving Advance. Subject to the satisfaction of the conditions set forth in Section 8.3 hereof, in the event any Borrower desires an Equipment Loan, Borrowing Agent shall give Agent at least three (3) Business Days prior written notice. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

(e)             Term Loan; Equipment Loans. Section 2.4 of the Loan Agreement shall be amended and restated in its entirety as follows:

2.4 Term Loan; Equipment Loans.

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(a)       Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, made a term loan to US Borrowers in the amount equal to such Lender’s Commitment Percentage of $10,000,000 (the “Term Loan”), of which amount $4,250,000 was outstanding as of the Eleventh Amendment Date and an additional $5,750,000 was advanced on such date. The Term Loan was advanced on the Tenth Amendment Date and shall continue to be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: consecutive quarterly installments each in the amount of $500,000.00 which commenced on January 1, 2017 and shall continue on the first day of each calendar quarter thereafter followed by a payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses on the last day of the Term. The Term Loan shall be evidenced by the Term Note. The Term Loan may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as Borrowing Agent may request, and in the event that US Borrowers desire to obtain or extend any portion of the Term Loan as a Eurodollar Rate Loan or to convert any portion of the Term Loan from a Domestic Rate Loan to a Eurodollar Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or 2.2(e) and the provisions of Sections 2.2(b) through 2.2(h) shall apply. Once repaid or prepaid, the Term Loan may not be reborrowed.

(b)       Equipment Loans.

(i)            Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall, from time to time, make Advances (each, an “Equipment Loan” and collectively, the “Equipment Loans”) to one or more US Borrowers in an amount equal to such Lender’s Equipment Loan Commitment Percentage of the applicable Equipment Loan to finance US Borrowers’ purchase of equipment for use in Borrowers’ business. All such Equipment Loans shall be in such amounts as are requested by Borrowing Agent, but in no event shall any Equipment Loan exceed eighty percent (80%) of the Net Invoice Cost of the equipment being purchased by Borrowers and the total amount of all Equipment Loans advanced hereunder shall not exceed, in the aggregate, the Maximum Equipment Loan Amount. Notwithstanding the foregoing, the total amount of all Equipment Loans advanced hereunder for the purchase of Equipment which will be located in Mexico shall not exceed $2,000,000 in the aggregate; provided that such Equipment shall be maintained at a facility set forth on Schedule 4.5 attached hereto and Agent shall have a valid and perfected Lien with respect to such Equipment. Once repaid, Equipment Loans may not be reborrowed.

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(ii)          Equipment Loans shall be made available to US Borrowers during the period commencing on the Thirteenth Amendment Date and ending on December 31, 2018 (the “Borrowing Period”). At the end of the Borrowing Period, Agent shall calculate the aggregate principal balance of all then outstanding Equipment Loans, which amount shall amortize in equal and consecutive monthly installments of principal, based on a three (3) year amortization schedule, the first of which installments shall be due and payable on the first day of the next month after the end of the Borrowing Period, and the remaining installments of which shall be due and payable on the first day of each month thereafter (the amount of each such monthly installment, the “Borrowing Period Monthly Installment”). Commencing automatically on the first day of the next month after the end of the Borrowing Period, and continuing on the first day of each month thereafter, Borrowers shall pay an increased amount of principal each month in respect of all Equipment Loans, until paid in full, provided, however, that the aggregate principal balance of all Equipment Loans, together with all accrued and unpaid interest thereon, and all unpaid fees, costs and expenses payable hereunder in connection therewith, shall be due and payable in full upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. Equipment Loans shall be evidenced by one or more secured promissory notes (collectively, the “Equipment Note”) in substantially the form attached hereto as Exhibit 2.3(b). The Equipment Loans may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any Equipment Loan (or any portion thereof) as a Eurodollar Rate Loan or to convert any Equipment Loan (or any portion thereof) from a Domestic Rate Loan to a Eurodollar Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (i) shall apply.

(f)       Repayment of Advances. Section 2.6(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

(a)       The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4(a) hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. The Equipment Loans shall be due and payable as provided in Section 2.4(b) hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement.

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(g)       Manner of Borrowing and Payment. Sections 2.20(a) and 2.20(b) of the Loan Agreement shall be amended and restated in their entirety as follows:

(a)       Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be advanced according to the applicable Commitment Percentages of Lenders. Each borrowing of Equipment Loans shall be advanced according to the applicable Equipment Loan Commitment Percentages of Lenders.

(b)       Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances of the relevant Borrowing Group pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan pro rata according to the applicable Commitment Percentages of Lenders in the inverse order of maturities thereof. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Equipment Loans shall be applied to the applicable Equipment Loan pro rata according to the applicable Commitment Percentages of Lenders in the inverse order of maturities thereof. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 12:00 p.m. in Dollars and in immediately available funds; except that all payments (including prepayments) to be made by the Canadian Borrower on account of principal, interest and fees shall be made to the Agent on behalf of the Lenders to the Canadian Payment Office, in each case on or prior to 12:00 p.m. in Dollars (or, in the case of a payment on account of principal and interest in respect of Canadian Advances, in the currency in which the Canadian Advance is denominated) and in immediately available funds.

(h)       Interest. Section 3.1(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

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(a)        Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to, with respect to the Term Loan, Equipment Loans, and Revolving Advances, the applicable Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate U.S. Base Rate is increased or decreased, the applicable Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate U.S. Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective dates. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) at the option of Agent or at the direction of Required Lenders, the Obligations other than Eurodollar Rate Loans shall bear interest at the applicable Interest Rate for Domestic Rate Loans, plus two (2%) percent per annum and (ii) Eurodollar Rate Loans shall bear interest at the Interest Rate for Eurodollar Rate Loans plus two (2%) percent per annum (as applicable, the “Default Rate”).

(i)       Conditions to Each Equipment Loan. Article VIII of the Loan Agreement shall be amended by adding the following Section 8.3:

8.3       Conditions to Each Equipment Loan. The agreement of Lenders to make any Equipment Loan is subject to satisfaction of the following conditions precedent: (a) receipt by Agent of (i) a copy of the invoice relating to the equipment being purchased, (ii) (x) evidence that such equipment has been shipped to the applicable Borrower or (y) with respect to equipment for which a deposit is required prior to shipment, evidence that the applicable Borrower has ordered such equipment and paid any deposit required to be paid prior to shipment of such equipment, (iii) evidence that the requested Equipment Loan does not exceed eighty percent (80%) of the Net Invoice Cost of such equipment purchased by such Borrower, and (iv) such other documentation and evidence that Agent may request; and (b) after giving effect thereto, the aggregate outstanding principal amount of Equipment Loans shall not exceed the Maximum Equipment Loan Amount.

(j)       Successors and Assigns; Participations; New Lenders. Sections 16.3(c) and 16.3(d) of the Loan Agreement shall be amended and restated in their entirety as follows:

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(c)       Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances, the Term Loan, and/or Equipment Loans under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $2,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Any and all such sales, assignments and transfers shall be pro rata as to the Commitment Percentages of the transferor Lender in all Advances; in no event shall any Lender hold, sell or acquire differing percentages of Advances or commitments to fund Advances, including without limitation relating to US Obligations versus Canadian Obligations. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)       Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances, the Term Loan, and/or Equipment Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

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2.                  Representations and Warranties. Each Borrower hereby:

(a)             reaffirms all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the Other Documents and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which related exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b)             reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Credit Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)             represents and warrants that no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Other Documents;

(d)            represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment and the Equipment Note (defined below) on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

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(e)             represents and warrants that this Amendment, the Equipment Note, and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3.                  Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon:

(a)             execution and delivery of this Amendment by all parties hereto;

(b)             execution and delivery of an Equipment Note by the US Borrowers in favor of PNC in the original principal amount of $3,000,000 (the “Equipment Note”);

(c)             receipt of a certificate of the Secretary or an Assistant Secretary of each Borrower and Guarantor as to the incumbency and signature of the officers of each Borrower and Guarantor executing this Amendment, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(d)            receipt by Agent of a non-refundable amendment fee in an amount equal to $30,000, which Borrowers acknowledge Agent shall have earned in full as of the date hereof, which shall not be subject to proration, and which may be charged to Borrowers’ Account; and

(e)             on the date of this Amendment and after giving effect hereto, no Default or Event of Default shall exist or shall have occurred and be continuing.

4.                  Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5.                  Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6.                  Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

7.                  Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that each of its respective Guaranty and Suretyship Agreements, dated September 14, 2011, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

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8.                  Miscellaneous.

(a)             Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)             Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)             Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e)             Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any signature to this Amendment delivered by a party by facsimile or other electronic means of transmission shall be deemed to be an original signature hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	SMTC CORPORATION
SMTC MANUFACTURING CORPORATION OF
CALIFORNIA
SMTC MANUFACTURING CORPORATION OF
CANADA
SMTC MEX HOLDINGS INC.
ZF ARRAY TECHNOLOGY, INCORPORATED
HTM HOLDINGS INC.

By: /s/ Steve Waszak
Name: Steve Waszak
Title: Chief Financial Officer

GUARANTORS:	RADIO COMPONENTES DE MEXICO, S.A. DE C.V.
SMTC de Chihuahua, S.A. de C.V.
SMTC Holdings, LLC
SMTC Manufacturing Corporation of
Massachusetts

By: /s/ Steve Waszak
Name: Steve Waszak
Title: Chief Financial Officer

[SIGNATURE PAGE TO THIRTEENTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]
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AGENT AND LENDERS:	PNC BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By: /s/ Jason T. Sylvester
Name: Jason T. Sylvester
Title: Vice President

Commitment Percentage:

Revolving Advances: 100%
Term Loan: 100%
Equipment Loans: 100%

[Signature Page to THIRTEENTH Amendment to Revolving Credit and Security Agreement]

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